Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement, dated as of _________, 20___ (the “Agreement”) is made by and between Cree, Inc., a North Carolina corporation (the “Company”) and [_______________] (the “Indemnitee”).

RECITALS

WHEREAS, the Company and Indemnitee are each aware of the ongoing and substantial risk of litigation and other claims being asserted against directors and officers of public companies;

WHEREAS, it is vital to the success of the Company that it be able to attract and retain highly qualified, experienced and otherwise competent directors and officers, such as Indemnitee;

WHEREAS, Article IX of the Bylaws provides for indemnification of directors and officers and permits the Company to enter into an agreement with any of its directors or officers setting forth the terms and conditions pursuant to which the Company will provide such indemnification against liability and advancement of expenses;

WHEREAS, Indemnitee is a director or officer of the Company and his or her willingness to serve or to continue to serve in such capacity or to take on additional service for or on behalf of the Company is predicated, in substantial part, upon the Company’s willingness to enter into this Agreement; and

WHEREAS, in recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee’s service or continued service as a director or officer of the Company and to enhance Indemnitee’s ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Charter or Bylaws, any change in the composition of the Board or any change-in-control or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for indemnification against Indemnifiable Losses and the advancement of Expenses (each as defined below) to Indemnitee as set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Definitions. The following terms have the following meanings when used in this Agreement with initial capital letters:

(a)	“Agreement” means this Indemnification Agreement, dated as of _________, 20___.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Bylaws” means the Company’s Amended and Restated Bylaws.

(d)	“Change in Control” means:

(i)
any Person is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the Voting Stock without the prior approval of at least a majority of the Incumbent Directors; provided that a “Change in Control” will not be deemed to have occurred if a Person acquires beneficial ownership of 20% or more of the Voting Stock as a result of a reduction in the number of shares of the Company’s Voting Stock unless and until such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock representing 1% or more of the then-outstanding Voting Stock, other than in an acquisition directly from the Company that is approved by a majority of the Incumbent Directors or other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally;

(ii)
a merger or consolidation of the Company with and into another entity is consummated, unless immediately following such transaction (1) more than 50% of the members of the governing body of the surviving entity were Incumbent Directors at the time of execution of the initial agreement providing for such transaction, (2) no Person is the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 20% or more of the then-outstanding Voting Stock, and (3) more than 50% of the then-outstanding Voting Stock is beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the Voting Stock immediately prior to such transaction in substantially the same proportions as their ownership immediately prior to such transaction;

(iii)
the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of related transactions) of all or substantially all of the Company’s assets; or

(iv)	a majority of the Directors are not Incumbent Directors.

(e)	“Charter” means the Company’s Amended and Restated Articles of Incorporation.

(f)
“Claim” means, except as stated below, any threatened, pending or completed action, demand, suit or proceeding, whether civil, criminal, administrative, arbitrative, investigative or other and whether formal or informal, including but not limited to any investigation, inquiry, hearing or alternative dispute resolution process.  A “Claim” may be instituted by another party, or by or in the right of the Company or by the Indemnitee.

(g)	“Company” means Cree, Inc., a North Carolina corporation.

(h)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)
“Expense Advance” means prior to the final disposition of any Indemnifiable claim, the Company shall advance to, pay on behalf of or reimburse Indemnitee for any and all Expenses relating to, arising out of or resulting from such Indemnifiable Claim paid or incurred by Indemnitee.

(j)
“Expenses” means, to the extent actually and reasonably incurred by or on behalf of Indemnitee, the fees and expenses of one (1) law firm and all other actual costs and expenses in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in (including on appeal), any Indemnifiable Claim or Standard of Conduct Determination (as defined in Section 5(b)).  Expenses shall include, without limitation, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone and fax charges, postage, delivery service charges, costs associated with procurement of surety bonds or other costs associated with the stay of a judgment and any penalty or fine.

(k)
“Incumbent Directors” means the individuals who, as of the date hereof, are directors of the Company and any individual becoming a director subsequent to the date hereof whose election, nomination for election by the Company’s shareholders or appointment was approved by the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(l)
“Indemnifiable Claim” means any Claim in which Indemnitee is or is threatened to be involved as a party, witness or otherwise by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, or as a trustee or administrator under any employee benefit plan of the Company or any wholly-owned subsidiary thereof, or by reason of any action alleged to have been taken or omitted in such capacity.

(m)	“Indemnifiable Losses” means any and all Losses relating to, arising out of or resulting from any Indemnifiable Claim.

(n)	“Indemnitee” means [_______________].

(o)
“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or any subsidiary or Indemnitee in any matter material to either such party, or (ii) any other named (or as to a threatened matter, reasonably likely to be named) party to the Indemnifiable Claim giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(p)
“Losses” means, to the extent actually and reasonably incurred by or on behalf of Indemnitee and except as provided below, any and all Expenses, damages, losses, liabilities, judgments and amounts paid in settlement.

(q)	“NCBCA” means the North Carolina Business Corporation Act.

(r)	“Objecting Group” shall have the meaning as set forth in Section 14(c) below.

(s)	“Person” means any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company or any employee benefit plan sponsored by the Company.

(t)	“Standard of Conduct Determination” shall have the meaning as set forth in Section 5(b) below.

(u)	“Voting Stock” means securities of the Company entitled to vote generally in the election of directors (or similar governing bodies).

2.
Indemnification Obligation.  Subject to Section 5, the Company shall indemnify Indemnitee against all Indemnifiable Losses to the fullest extent permitted or required by the laws of the State of North Carolina in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification; provided, that any indemnification permitted hereunder in connection with an Indemnifiable Claim by or in the right of the Company that is concluded without a final adjudication on the issue of liability shall be limited to Expenses actually and reasonably incurred by Indemnitee in connection with such Indemnifiable Claim.

Notwithstanding the foregoing, no indemnification shall be required of the Company hereunder:

(a)	with respect to any Claim or any part thereof arising out of acts or omissions for which applicable law prohibits elimination of liability;

(b)
with respect to any Claim or part thereof or Losses where a determination has been made pursuant to Section 5(b) that the Indemnitee’s activities in question were at the time taken known or believed by him or her to be clearly in conflict with the best interests of the Company or Indemnitee otherwise failed to satisfy any applicable standard of conduct under North Carolina law;

(c)	with respect to any Claim or part thereof or Losses arising under Section 16(b) of the Exchange Act pursuant to which Indemnitee shall be obligated to pay any penalty, fine, settlement or judgment;

(d)
with respect to any Claim initiated by Indemnitee without the prior written consent or authorization of the Board, provided that this exclusion shall not apply with respect to any Claim brought by Indemnitee to enforce his or her rights under this Agreement; or

(e)	prior to the exhaustion of any applicable D&O Insurance, except as provided in Section 3.

3.
Advancement of Expenses.  Prior to the final disposition of any Indemnifiable Claim, the Company shall advance to, pay on behalf of or reimburse Indemnitee for any and all Expenses relating to, arising out of or resulting from such Indemnifiable Claim paid or incurred by Indemnitee.

(a)
An Expense Advance shall be made without awaiting the results of the Claim giving rise to the Expenses or the outcome of any further Claim to determine the Indemnitee’s right to indemnification hereunder, and without making any preliminary determination as to the Indemnitee’s state of mind at the time of the activities in question. Any Expense Advance shall be subject, however, to the condition subsequent that if, when and to the extent that any Standard of Conduct Determination (as hereinafter defined) is made that indemnification is not proper, the Company shall be entitled to be reimbursed by the Indemnitee within thirty (30) days for all such amounts theretofore advanced.  The Indemnitee hereby undertakes so to reimburse the Company, the receipt of which unsecured and interest free undertaking is hereby accepted by the Company, as the sole condition of advancing the Indemnitee’s Expenses pursuant to this Section 3.  If a final determination is made that Indemnitee is entitled only to partial indemnification, then Indemnitee shall only repay advanced Expenses related to the portion of the Claim for which such person was not deemed entitled to indemnification.  For the avoidance of doubt, the Indemnitee’s execution of this Agreement constitutes the delivery of an undertaking by the Indemnitee to repay any Expense Advance unless it is ultimately determined that he or she is entitled to be indemnified by the Company against such Expenses in accordance with Section 55-8-53 of the NCBCA.

(b)
In the event that a determination is made that indemnification is not proper with respect to a Claim, or any portion thereof, for which the Indemnitee received an Expense Advance and Indemnitee was represented by counsel who also represented other current and former officers and/or directors of the Company with respect to such Claim, then the Indemnitee shall be responsible to reimburse the Company for his or her proportionate share of Expenses advanced by the Company with respect to such Claim.

(c)
Indemnitee shall promptly repay, without interest, any amounts actually advanced to Indemnitee pursuant to this Section 3 and Section 4 that, at the final disposition of the Indemnifiable Claim to which the advance related, were in excess of amounts paid or payable by Indemnitee in respect of Expenses relating to, arising out of or resulting from such Indemnifiable Claim.

4.	Procedure for Indemnification and Advancement.

(a)	Notice. Promptly upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to a Claim or otherwise after receipt by Indemnitee of notice of the commencement of any Claim, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of such service or other commencement of the Claim; but the omission so to notify the Company will not relieve it from any liability that it may have to Indemnitee, unless and only to the extent that the Company did not otherwise learn of the Indemnifiable Claim or Indemnifiable Loss and such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage.  In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(b)
Written Demand.  To obtain indemnification or advancement under this Agreement, Indemnitee shall submit to the Company a written demand therefor, including a brief description (based upon information then available to Indemnitee) of such Indemnifiable Claim or Indemnifiable Loss.  Indemnitee shall be entitled to indemnification of Indemnifiable Losses or advancement of Expenses, and shall receive payment thereof, from the Company in accordance with this Agreement within thirty (30) calendar days after the Indemnitee has made such written demand to the Company for indemnification or advancement, unless, in the case of a demand for indemnification, a determination pursuant to Section 5 has been made that Indemnitee is not entitled to indemnification under applicable law.  The Company shall notify Indemnitee of such determination no later than two (2) business days after it has received notice of such determination.

(c)
Suit to Enforce Rights.  If (i) no determination of entitlement to indemnification shall have been made within thirty (30) calendar days after Indemnitee has made a demand in accordance with Section 4(b), (ii) payment of indemnification pursuant to Section 4(b) is not made within thirty (30) calendar days after a determination has been made that Indemnitee is entitled to indemnification, (iii) the Standard of Conduct Determination (as hereinafter defined) indicates that Indemnitee is not entitled to indemnification under this Agreement, or (iv) Indemnitee has not received an Expense Advance within thirty (30) calendar days after making a demand in accordance with Section 4(a), then Indemnitee shall have the right to enforce its rights under this Agreement by commencing litigation in accordance with Section 16(b) seeking an initial determination by the court or challenging any Standard of Conduct Determination or any aspect thereof. The Company hereby consents to service of process and to appear in any such proceeding. Any Standard of Conduct Determination not challenged by the Indemnitee on or before the first anniversary of the date of such Standard of Conduct Determination shall be binding on the Company and Indemnitee. The remedy provided for in this Section 4 shall be in addition to any other remedies available to Indemnitee in law or equity.

5.	Determination That Indemnification Is Proper.

(a)
Successful Defense.  To the extent that Indemnitee has been wholly successful, on the merits or otherwise, in the defense of any Indemnifiable Claim or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Indemnifiable Losses relating to, arising out of or resulting from such Indemnifiable Claim or claim, issue or matter therein in accordance with Section 2 and no Standard of Conduct Determination (as defined in Section 5(b)) shall be required.

(b)
Standard of Conduct Determination.  To the extent that the provisions of Section 5(a) are inapplicable to an Indemnifiable Claim that shall have been finally disposed of, or if any Indemnifiable Claim is concluded without a final adjudication on the issue of liability, the Company shall nevertheless indemnify Indemnitee for Indemnifiable Losses unless a determination is made that indemnification of Indemnitee is not proper in the circumstances because his or her actions in question were, at the time taken, known or believed by him or her to be clearly in conflict with the best interests of the Company or otherwise failed to satisfy any applicable standard of conduct under North Carolina law (a “Standard of Conduct Determination”). Any such Standard of Conduct Determination shall be made in accordance with this paragraph.  If a Change in Control shall not have occurred, or if a Change in Control shall have occurred but Indemnitee shall have requested that the Standard of Conduct Determination be made pursuant to this sentence, the Standard of Conduct Determination shall be made either (i) by the Board by majority vote of a quorum consisting of directors not at the time parties to the Indemnifiable Claim; (ii) if a quorum cannot be obtained under subdivision (i), by a majority vote of a committee designated by the Board (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the Indemnifiable Claim; (iii) by Independent Counsel selected by the Board or its committee in the manner prescribed by subdivision (i) or (ii); or (iv) if a quorum cannot be obtained under subdivision (i) or a committee designated under subdivision (ii), by a majority vote of the full Board (in which directors who are parties may participate).  If a Change in Control shall have occurred and Indemnitee shall not have requested that the Standard of Conduct Determination be made pursuant to the prior sentence, the Standard of Conduct Determination shall be made by Independent Counsel selected by Indemnitee. Any Standard of Conduct Determination made by Independent Counsel shall be delivered in a written opinion addressed to the Board, a copy of which shall be provided to Indemnitee.

(c)
Independent Counsel.  If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 5(b), the party who selected such Independent Counsel shall give notice to the other party advising such party of the identity of the Independent Counsel selected.  In either case, the Company or the Indemnitee, as applicable, may, within five (5) business days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 1, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel.  If such written objection is timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such party of the selection, in which case the provisions of the two immediately preceding sentences and clause (i) of this sentence shall apply to such subsequent selection and notice.  If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections.  If no Independent Counsel shall have been selected within thirty (30) calendar days after the party who makes the selection sends the initial notice of selection, the party who did not make the selection may petition the courts of the State of North Carolina in accordance with Section 16(b) for resolution of any objection which shall have been made by such party to the other party’s selection and/or for the appointment as Independent Counsel of a person or firm selected by the Court or by such other person as the Court shall designate.  In all events, the Company shall pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with making a Standard of Conduct Determination pursuant to this Agreement.

(d)
Cooperation.  Indemnitee shall cooperate with the person or persons making a Standard of Conduct Determination pursuant to Section 5(b), including providing to such person or persons, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and which the person or persons making such determination reasonably request; provided that the person or persons making such Standard of Conduct Determination determine that Indemnitee is entitled to indemnification hereunder, the Company shall further indemnify Indemnitee against any and all Expenses actually and reasonably incurred by Indemnitee in so cooperating with the person or persons making such Standard of Conduct Determination.

(e)
Public Policy.  Both the Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors or officers under this Agreement or otherwise.  Indemnitee understands and acknowledges that the Company has undertaken and may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

6.
Contribution.  To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute the amount of Indemnifiable Losses incurred by Indemnitee or on his or her behalf, in such proportion as is deemed fair and reasonable in light of all the circumstances of the Indemnifiable Claim, in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Indemnifiable Claim; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).  The determination of the proportion to be contributed by the Company to Indemnitee shall be made in the same manner as a Standard of Conduct Determination pursuant to Section 5 hereof.

7.
Non-Exclusivity.  The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Charter, the NCBCA, the Bylaws, any other agreement, a vote of shareholders or a resolution of the Board or otherwise.

8.
Presumptions and Burdens of Proof.  Indemnitee shall be entitled to a presumption that he or she is entitled to indemnification, advancement of Expenses or both under this Agreement if he or she has provided a written request for indemnification pursuant to Section 4.  The Company shall bear the burden of proving, by a preponderance of the evidence, that Indemnitee is not entitled to indemnification or advancement.  For purposes of this Agreement, the termination of any Indemnifiable Claim by judgment, order, settlement, conviction or upon a plea of no contest or its equivalent, is not, of itself, determinative that Indemnitee did not (a) conduct himself or herself in good faith, (b) reasonably believe (i) in the case of conduct in his or her official capacity with the Company, that his or her conduct was in the Company’s best interests and (ii) in all other cases, that his or her conduct was at least not opposed to its best interests, and (c) in the case of any Indemnifiable Claim that is a criminal Claim, had no reasonable cause to believe that his or her conduct was unlawful.

9.	Procedure for Indemnification and Advancement.

(a)
To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors or officers of the Company, or for directors or officers of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise who serve in such capacity at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of coverage available for any director or officer under such policy or policies.  If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.

(b)
Upon request by Indemnitee, the Company shall provide Indemnitee copies of any applicable director and officer insurance maintained by the Company.  The Company shall promptly notify Indemnitee of any material change in such D&O Insurance coverage.

10.
Additional Capacities.  To the extent that Indemnitee is or was serving or has agreed to serve at the request of the Company as a director or officer of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, or as a trustee or administrator under any employee benefit plan of the Company or any wholly-owned subsidiary thereof, the indemnification provided hereunder will be secondary to any liability insurance and/or indemnification obligations provided by such enterprise, and those obligations will be primary to the Company’s obligations hereunder.

11.
Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against any other persons or entities. Indemnitee, as a condition of receiving indemnification from the Company, shall execute all documents and do all things that the Company may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Company effectively to enforce any such recovery.

12.
No Duplication of Payments.  The Company shall not be liable under this Agreement to make any payment in connection with any Indemnifiable Claim to the extent that Indemnitee has otherwise received payment, whether under any insurance policy, contract, agreement or otherwise, of the amounts otherwise payable as indemnity hereunder.

13.
Cooperation in Defense and Settlement.  Indemnitee shall not make any admission or effect any settlement with respect to any Indemnifiable Claim without the Company’s written consent unless Indemnitee shall have determined to undertake his or her own defense in such matter and has waived any rights to indemnification by or advancement from the

Company (arising under this Agreement or otherwise, except to the extent that indemnification may be required by law). The Company shall have the authority to settle any Indemnifiable Claim to which Indemnitee is a party so long as it either (i) obtains Indemnitee’s consent to such settlement or (ii) such settlement would not impose any Expense on Indemnitee and includes a complete and unconditional release of Indemnitee from all liability on any claims that are the subject matter of such Indemnifiable Claim. Neither Indemnitee nor the Company will unreasonably withhold consent to the proposed settlement.  Indemnitee acknowledges and agrees that his or her unreasonable failure to so consent shall constitute a waiver of all of his or her rights to indemnification and advancement hereunder. Indemnitee and the Company shall cooperate to the extent reasonably possible with each other and with the Company’s insurers in attempts to defend and/or settle such proceeding.

14.	Assumption of Defense.

(a)
Except as otherwise provided in Section 14(b) below, the Company, jointly with any other indemnifying party similarly notified, may assume Indemnitee’s defense in any Indemnifiable Claim. After notice from the Company to Indemnitee of the Company’s election to assume such defense, the Company will not be liable to Indemnitee under this Agreement or otherwise for Losses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ counsel in such Indemnifiable Claim, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at Indemnitee’s own expense unless:

(i)	The employment of counsel by Indemnitee has been authorized by the Company;

(ii)
Indemnitee shall have reasonably concluded, after consultation with counsel selected by the Indemnitee, that there may be a conflict of interest between Indemnitee and the Company (or another party being represented jointly with the Company) in the conduct of the defense of such Indemnifiable Claim;

(iii)
the Company has assumed the defense of more than one (1) current and/or former directors and/or officers, and a majority of such directors and/or officers reasonably object to the counsel selected by the Company pursuant to Section 14(c); or

(iv)	the Company shall not have employed counsel within sixty (60) calendar days to assume the defense of such Indemnifiable Claim.

(b)	The Company shall not be entitled to assume the defense of Indemnitee with respect to any Indemnifiable Claim as to which Indemnitee shall have made the conclusions provided for in Section 14(a)(ii).

(c)
If the Company has selected counsel to represent Indemnitee and other current and former directors and/or officers of the Company in the defense of a Claim, and a majority of such persons, including the Indemnitee, reasonably object to such counsel selected by the Company pursuant to this Section 14(a) (the “Objecting Group”), then the Objecting Group shall deliver to the Company a written notice, executed by each member of the Objecting Group, indicating that it has made the conclusion in Section 14(a)(iii) hereof.  The Company, within ten (10) calendar days, shall provide to the Objecting Group a list of law firms, if any, approved by the Company or notify the Objecting Group that no such list exists.  The Objecting Group shall be permitted to employ one (1) law firm from the approved list provided by the Company to represent the Objecting Group or, if no list is provided within ten (10) calendar days or the Company notifies the Objecting Group that no such list exists, one (1) law firm of their choice, and the Expenses of such counsel shall be at the expense of the Company.  For the avoidance of doubt, the Company shall not be required to bear the expenses of more than one (1) law firm for all members of the Objecting Group.

(d)
In the event that Indemnitee notifies the Company that he or she has made the conclusion set forth in Section 14(a)(ii), the Company shall be required to indemnify Indemnitee against and advance or reimburse to Indemnitee all Expenses incurred (whether incurred by Indemnitee before or after the delivery of such notice) with respect to such Indemnifiable Claim while any of the conditions set forth in Section 14(a)(ii) are present to the fullest extent provided hereunder (including Expenses incurred by Indemnitee with respect to the preparation and delivery of such notice).

(e)
If the Company disagrees with Indemnitee’s conclusion under Section 14(a)(ii), the Company shall, within thirty (30) calendar days after the receipt of notice from Indemnitee, appoint Independent Counsel consistent with the procedures specified in Section 5(b) to resolve the dispute.  Provided that such Independent Counsel determines that Indemnitee’s conclusion under Section 14(a)(ii) was reasonable, the Company shall further indemnify Indemnitee against any and all Expenses actually and reasonably incurred by Indemnitee in so cooperating with such Independent Counsel.

(f)
For the avoidance of doubt, regardless of whether the Company has assumed or is entitled to assume Indemnitee’s defense, the Company shall be entitled to participate in any Indemnifiable Claim at the Company’s own expense.  In the event separate counsel is retained by an Indemnitee pursuant to this Section 14, the Company shall cooperate with Indemnitee with respect to the defense of the Claim.

15.	Successors and Binding Agreement.

(a)
The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any person acquiring directly or indirectly all or substantially all of the business or assets of the Company, whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for purposes of this Agreement).

(b)
The indemnification and advancement of Expenses provided by this Agreement shall continue as to a person who has ceased to be a director or officer or who is deceased and shall inure to the benefit of and be enforceable by the personal or legal representatives, executors, administrators, heirs, distributees, legatees and other successors of such person.

(c)
This Agreement is personal in nature and neither of the parties hereto may, without the written consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 15(a) and 15(b). Without limiting the generality or effect of the foregoing, Indemnitee’s right to receive payments hereunder shall not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by Indemnitee’s will or by the laws of descent and distribution, and, in the event of any attempted assignment or transfer contrary to this Section 15(c), the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

16.	Miscellaneous.

(a)
Notice of Claim; Notices.  All notices, requests, demands and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class mail, return receipt requested, or sent by overnight courier prepaid to the parties at the following addresses or facsimile numbers:

If to the Company, to:

Cree, Inc. 4600 Silicon Drive Durham, North Carolina 27703 Facsimile: (919) 407-5456 Attention: General Counsel

with a copy to:

If to the Indemnitee, to:

Indemnitee

[Address]

(b)
Governing Law.  The validity, interpretation, construction and performance of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of North Carolina, without giving effect to its principles of conflict of laws. The Company and Indemnitee each hereby irrevocably consent that both parties are subject to the jurisdiction of the state courts of the State of North Carolina for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement, and further agree that the sole and exclusive venue for any such dispute shall be the General Court of Justice, Superior Court Division, in Durham County, North Carolina.  The parties stipulate and agree that any such dispute shall be designated by agreement of the parties as a “mandatory complex business case” pursuant to N.C.G.S. § 7A-45.4 (as such statute may be amended from time to time) or, in the alternative, as a discretionary “complex business” case under Rule 2.1 of the North Carolina General Rules of Practice for the Superior and District Courts (as such rule may be amended from time to time), and both parties hereby irrevocably waive any objection to such dispute being so designated.  In the event the parties are unable to secure designation of the dispute as a complex business case, or if such designation is revoked at any time, the parties agree that they shall request that the dispute be designated as an “exceptional” case pursuant to Rule 2.1 of the North Carolina General Rules of Practice for the Superior and District Courts (as such rule may be amended from time to time) and agree to cooperate in good faith to secure such designation.

(c)
Validity.  If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstance shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent, and only to the extent, necessary to make it enforceable, valid or legal. In the event that any court or other adjudicative body shall decline to reform any provision of this Agreement held to be invalid, unenforceable or otherwise illegal as contemplated by the immediately preceding sentence, the parties hereto shall take all such action as may be necessary or appropriate to replace the provision so held to be invalid, unenforceable or otherwise illegal with one or more alternative provisions that effectuate the purpose and intent of the original provisions of this Agreement as fully as possible without being invalid, unenforceable or otherwise illegal.

(d)	Amendment. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of Indemnitee and the Company.

(e)
Waiver.  The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party against which such waiver is to be asserted, and no waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

(f)
Entire Agreement.  No agreements or representations, oral or otherwise, expressed or implied, with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement.

(g)	Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(h)
Certain Interpretive Matters.  Unless the context of this Agreement otherwise requires, (i) “it” or “its” or words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the term “Section” refers to the specified Section of this Agreement; (v) the terms “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation” (whether or not so expressed); and (vi) the word “or” is disjunctive but not exclusive. No provision of this Agreement will be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

(i)
Counterparts. This Agreement may be executed in one or more counterparts, and delivered by facsimile or other means of electronic transmission, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement.

17.
Prospective Effect. Notwithstanding anything to the contrary contained anywhere in this Agreement, in no event will this Agreement be deemed to apply to any Claim existing against Indemnitee prior to the date of this Agreement, any Losses incurred by Indemnitee prior to the date of this Agreement or any Losses relating to any Claim existing against Indemnitee prior to the date of this Agreement.

IN WITNESS WHEREOF, Indemnitee has executed and the Company has caused its duly authorized representative to execute this Agreement as of the date first above written.

CREE, INC.

By: ___________________________________
[Name]
[Title]

INDEMNITEE:

______________________________________
[Name]

Address:
______________________________________
______________________________________
______________________________________
______________________________________